EXHIBIT 99
                                      NEWS RELEASE
______________________________________NASDAQ SYMBOL:  WAYN
WAYNE SAVINGS BANCSHARES, INC.        RELEASE DATE: September 27, 2004
DECLARES QUARTERLY DIVIDEND           CONTACT: CHARLES F. FINN
                                      CHAIRMAN AND CEO
                                      MICHAEL C. ANDERSON
                                      EXECUTIVE VICE PRESIDENT, CFO
                                      (330) 264-5767


                              FOR IMMEDIATE RELEASE
                              ---------------------

     WOOSTER, OHIO--The Board of Directors of Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank of Wooster, Ohio, has declared a cash dividend of $.12 per share on the Company's common stock for the quarter ending September 30, 2004. This represents an annualized dividend of $.48 per share. The quarterly cash dividend will be paid on October 20, 2004 to stockholders of record as of October 6, 2004.

     At June 30, 2004, Wayne Savings Bancshares, Inc. had total assets of $385.6 million, deposits of $316.4 million, and stockholder's equity of $42.0 million, resulting in a capital-to-assets ratio of 10.9%. Now celebrating its 105th anniversary, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina and Stark counties, Ohio.


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